Exhibit 99.1

Contact:  Mexican Restaurants, Inc.
 Andrew J. Dennard
 (832) 300-5858

Mexican Restaurants, Inc.
Announces Formation of A Special Committee to Consider Alternatives to Reduce Cost Burdens
(NASDAQ: CASA)

Houston, Texas (June 17, 2010)    The board of directors of Mexican Restaurants, Inc. announced the formation of a special committee comprised of five independent directors to explore and evaluate alternatives available to reduce the cost burdens of being a publicly traded company, including whether to discontinue its listing on Nasdaq and to terminate its registration under the Securities Exchange Act of 1934.  There is no timetable for the committee to make a recommendation nor does the committee intend to provide updates until it reaches its recommendation; it is unknown whether the board of directors will elect to pursue any recommendation of the committee.

Mexican Restaurants, Inc. operates and franchises 72 Mexican restaurants.  The current system includes 55 Company-operated restaurants, 16 franchisee operated restaurants and one licensed restaurant.

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company.  The use of words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company’s most recent Annual Report and Form 10-K , that attempt to advise interested parties of the risks and factors that may affect the Company’s business.